Exhibit 10.1

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

February 22, 2016

Via E-Mail

Savant Neglected Diseases, LLC
Attn:	Stephen L. Hurst, JD
[***]

Mailing Address:	Street Address:
P.O. Box 620732	740 Bair Island Road #106
Woodside, CA 94062	Redwood City, CA 94063

Ladies and Gentlemen:

This binding letter of intent (this “Letter”) outlines the basic terms and conditions of the proposed acquisition of certain regulatory and non-intellectual property assets (the “Regulatory and Other Assets”) and the proposed exclusive license of intellectual property assets not constituting Regulatory and Other Assets (the “IP Assets”) (together, the “Transaction”) by KaloBios Pharmaceuticals, Inc., a Delaware corporation (the “Purchaser”), in each case of the worldwide rights in and relating to benznidazole for human use (the “Product”) owned by Savant Neglected Diseases, LLC, a Delaware limited liability company (the “Company”). Without limiting the foregoing, the Regulatory and Other Assets shall include (i) all relevant existing inventories, (ii) all INDs and foreign equivalents and all other regulatory filings and documentation related thereto, and (iii) all asset-related agreements and arrangements, including manufacturing and other agreements and arrangements; and the IP Assets shall include (i) inventions, patents, copyrights, domains and trademarks, and all applications and registrations with respect thereto, (ii) all trade secrets, know-how and confidential information related thereto.  The Definitive Agreement (as defined below) shall include schedules of the Regulatory and Other Assets, which shall include documentation, records, data, information and materials pertaining to the Product, as well as schedules of IP Assets.  Except for obligations of the Purchaser hereunder, the Company shall remain liable for, and the Purchaser shall not assume or become obligated for, any debts, liabilities or obligations whatsoever of the Company, including, without limitation, taxes, the indebtedness of the Company and any liabilities or obligations accrued but not yet satisfied or paid prior to the closing of the transactions contemplated by this Letter. Further, the parties will cooperate to structure the transaction in a tax-efficient, mutually acceptable manner.

1.	Basic Terms.

A.	Structure.

The parties intend to jointly develop the Product and for the Purchaser to fund such development.  Further, the Purchaser will be identified as the sponsor for, and will own, all FDA filings relating to the Product. The Purchaser will acquire the Regulatory and Other Assets at closing of the Transaction (the “Closing”). Without limiting the foregoing, the Closing shall occur upon the satisfaction of the “conditions to closing,” set forth in the Definitive Agreement, which conditions shall include obtaining a judicial order approving the Transaction and the effective date of the Purchaser’s plan of reorganization (the “Bankruptcy Exit”). The Company will exclusively license the IP Assets to the Purchaser and the Purchaser will non-exclusively license its development data and results (as further defined in the Definitive Agreement) to the Company exclusively for use in the Company Field.  Also at the Closing, the Purchaser will grant the Company a non-exclusive, perpetual, irrevocable, royalty-free license to the IP Assets to develop and commercialize veterinary products (the “Retained Field”) and the right of reference to the information included in the submissions to the FDA for the Product solely for use in the Retained Field.

February 22, 2016

B.	Development Matters.

a.          The parties acknowledge that time is of the essence with respect to the matters set forth in this Letter and the development of the Product.  Upon execution of this Letter (including prior to Bankruptcy Exit), the Purchaser shall pay the Company eighty-seven thousand, five hundred dollars ($87,500) per month in advance for services performed by [***] full time employees towards development of the Assets in accordance with a mutually agreed development plan (the “Development Services”).

b.          Immediately upon execution of this Letter by both parties, the parties shall establish a joint steering committee with equal representation and voting rights (the “JSC”) to oversee the collaboration and the activities of the parties under the Development Program and the Commercialization Program (each, as defined below). All other joint committees under the Definitive Agreement, including the JDC and JCC (each, as defined below), shall be subordinate to the JSC. The JSC shall meet at least once annually, and during the term of the Development Program, the JDC shall meet at least once quarterly. From time to time, the JSC, JDC or JCC may establish subcommittees and project teams, with equal representation, to oversee activities, day-to-day operations, and particular projects under the collaboration.

c.          Each party shall make all decisions and conduct all of its obligations under the collaboration in a manner in its good faith determination to be consistent with and in accordance with agreed upon guiding principles, including the following: (i) maximize the overall value of the Product to stakeholders, including patients, (without consideration to any particular product or the payments between the parties hereunder); (ii) conduct the development and manufacture of the Product in a coordinated manner, with each party actively participating with defined roles and responsibilities; and (iii) use Diligent Efforts to pursue the best combination of quality, safety, effectiveness and speed in the development and manufacture of the Product.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

February 22, 2016

d.          Concurrent with the execution of this Letter, the parties shall establish a joint development committee with equal representation and voting rights (the “JDC”). Subject to the JDC’s oversight, the parties shall prepare, and use Diligent Efforts to conduct, a development program for the Product (including the conduct of clinical and regulatory activities) on a collaborative basis (the “Development Program”) in accordance with a plan and budget established and approved by the JDC (the “Development Plan”). Until the Closing or the JDC approves a new work plan and cost estimate (“WPCE”) the WPCE attached hereto shall govern the Development Program.

e.          Each party shall have the right to propose to the JDC specific development activities for the Product for inclusion in the Development Plan. The JDC shall assign responsibilities to each party under such Development Plan, including with respect to clinical development, based upon each party’s expertise, capabilities and infrastructure and overall project budget.

f.          Each party shall take the lead and be responsible for those activities assigned to it under such Development Plan, and shall report to the JDC, at least on a quarterly basis, the progress and results of activities for which it is responsible under the applicable Development Plan.

g.          Without limiting the foregoing, the parties shall use “Diligent Efforts” (to be defined in the Definitive Agreement) to develop and obtain regulatory approval for the Product as soon as reasonably practicable in the United States.

h.          The Purchaser shall fund the development costs incurred by the parties in accordance with the Development Plan.  The Development Services will be paid by the Purchaser [***] and otherwise on the terms and conditions set forth in the Definitive Agreement.

i.          Prior to filing the US NDA, the parties shall establish a joint commercialization committee with equal representation (the “JCC”) to oversee the Commercialization Program.

j.          Subject to the JCC’s oversight, the Purchaser shall assess an optimal commercialization program to commercialize the Product (the “Commercialization Program”) in accordance with a plan established by Purchaser, which plan may include out-licensing or partnering commercial rights to the Product (the “Commercialization Plan”).

k.          The Purchaser shall take the lead and be responsible for all activities under the Commercialization Plan and shall report to the JCC, at least on an annual basis, the progress and results of such activities. Without limiting the foregoing, Purchaser shall use Diligent Efforts to support launch of the Product in the United States as soon as reasonably practicable following regulatory approval for the benefit of stakeholders, including patients.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

February 22, 2016

l.          If the JDC or JCC is unable to reach consensus on a matter, it shall refer such matter to the JSC for decision. If the JSC is unable to reach consensus on a particular matter, then it shall escalate such matter to the parties’ respective CEOs. If the CEOs are not able to resolve a particular dispute, such dispute will be decided by whichever party has final decision making responsibility with respect to such matter in the Definitive Agreement, or if no party has final say, then the matter will be submitted for binding arbitration in the manner as specified in this Letter or as otherwise set forth in the Definitive Agreement.

C.	Drug Pricing Matters.

The parties will pledge in the Definitive Agreement that no patient in need of the Product living within a country within the jurisdiction of any regulatory approvals will be denied access to the Product because of an inability to pay for the drug meaning that reasonable efforts will be made to ensure industry standard access programs will be in place to support the launch.  An example of an industry standard access program is a patient assistance program.

D.	Consideration for the Regulatory and Other Assets.

The Purchaser will make the following payments as consideration for the Regulatory and Other Assets:

a.          Three million dollars ($3,000,000) payable as soon as is practicable but in no event later than the Bankruptcy Exit (the “Initial Payment”); and

b.          A five-year warrant from the date of Bankruptcy Exit exercisable at a per share price of $2.25, for 200,000 shares of Common Stock of the Purchaser with 25% of the shares immediately exercisable and an additional [***] of the shares being exercisable upon each of the following events: [***].  The parties agree the face value of this warrant is $100.  To the extent permitted under applicable law, including securities and bankruptcy laws, the warrants and shares underlying the warrants will be freely tradable.

c.          Additional payments totaling twenty-one million dollars ($21,000,000) shall be paid by the Purchaser to the Company upon consummation of the following development goals (each, a “Milestone Payment”): [***].  The occurrence of a change of control of the Purchaser will cause [***] of all unpaid binding and ongoing Milestone Payments to become due and payable immediately by the Purchaser to the Company, irrespective of whether the payment event has occurred.  Upon payment of the amount pursuant to the preceding sentence, all unpaid Milestone Payments shall be reduced, ratably, by the amount paid.

d.          Prior to the payment in full of all obligations by the Purchaser, the Company shall be granted a senior security interest (“Senior Security Interest”) over the Regulatory and Other Assets and any resulting developments therefrom. The Senior Security Interest secures all payments due and owing the Company by Purchaser under the Transaction.  The terms of the Senior Security Interest shall be set forth in a Security Agreement to be executed by the parties at Closing.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

February 22, 2016

e.          Following (A) the Purchaser’s receipt of a Priority Review Voucher (the “Voucher”) and (B) the Purchaser’s sale of the Voucher, the Purchaser shall pay to the Company an amount equal to [***] from the Purchaser’s sale of the Voucher. In the event that the Purchaser or its affiliate(s) does not engage in a sale of the voucher and instead uses the voucher for its own benefit, the Definitive Agreement will set forth a mechanism to value the Voucher and for the Company to receive an amount equal to [***] of that value.

E.	The IP Assets.

a.          Under the Definitive Agreements, the Purchaser shall be granted an exclusive world-wide royalty-bearing, sub-licensable license to the IP Assets. Such license will provide for the following payments:

b.          The Purchaser will pay to the Company [***] payments, on a [***] basis, equal to [***] of the global Net Sales (as defined below) of the Product, while the Assets have regulatory exclusivity in the applicable jurisdiction, made by the Purchaser or any party deriving Product marketing rights from the Purchaser or any of its affiliates.

c.          Net Sales means the full invoiced price for all Products (“Gross Sales”) sold to customers less the following deductions:

i.          transportation and insurance charges related to the delivery of the Products to customers;

ii.          normal trade, volume and cash discounts, including retroactive price reductions, pertaining to the sale of the Products;

iii.         any service fees actually paid to customers as a requirement for the stocking and subsequent re-distribution of the Products;

iv.         credits, allowances or refunds given or made to customers for rejection, damage, defect, recall or return of the Products to the Purchaser by customers;

v.          sales and excise taxes, value added taxes, other taxes (excluding income taxes) or other governmental charges otherwise imposed upon the amounts billed for the Products, as adjusted for rebates and refunds or duties that fall due or are absorbed or otherwise imposed on or paid by the Purchaser on sales of Products and other governmental charges imposed upon the importation or sale of the Products;

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

February 22, 2016

vi.          chargebacks and rebates to third parties in the applicable reporting quarter, including, without limitation, to managed care health organizations, federal and state government agencies, and/or other purchasers of the Products, and group purchasing organization administration fees;

vii.          the amount of the rebate that is provided or credited with respect to couponing, a patient assistance program, a patient insurance co-pay program or any program designed to provide a discount to the patient for the cost of a prescription for the Products;

viii.         delayed shipping credits, discounts or payments related to the impact of Product price increases between purchase dates and shipping dates; and fees for service payments to customers for non-separable services (including compensation for maintaining agreed Product inventory levels and providing Product-related information); and

ix.           all such deductions being supported by reasonable written documentation provided by the Purchaser in the quarterly payment reports.

d.          The Company and their financial representatives shall be entitled to audit the [***] payment reports, but not more than [***] per calendar year.

e.          The license shall be terminable by the Company upon the occurrence of certain events set forth in the Definitive Agreement, which events are customary for licensors to be able to terminate licenses, such as a material breach of the provisions of the license or the Purchaser’s material breach of its obligations in the Definitive Agreement(s).  Additionally, the license shall be terminable by the Company if Martin Shkreli is appointed as an agent, employee, consultant, officer or director of the Purchaser.

2.	Deposit.

Concurrent with the mutual execution of this Letter, the Purchaser will make a non-refundable deposit in respect of the Transaction of five hundred thousand dollars ($500,000) (the “Deposit”) to be credited towards the Initial Payment.

3.	Definitive Agreement.

The parties will enter into one or more definitive agreements (together, the “Definitive Agreement(s)”) in respect of the Transaction. As a condition to the Closing, the Company will receive a legal opinion from the Purchaser’s counsel concerning the validity and enforceability of the transactions contemplated hereby.  The Definitive Agreement will contain a Closing condition for a Bankruptcy Exit with an unencumbered cash balance of $10,000,000 (inclusive of the Initial Payment).  The Definitive Agreement will provide for a covenant that, if determined by the Board of Directors of the Purchaser to be in the best interests of the Purchaser, the Purchaser shall use diligent efforts to regain a listing for its Common Stock on a national securities exchange

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

February 22, 2016

4.	Conditions.

The Purchaser will use best efforts to seek bankruptcy court approval for any pre-Bankruptcy Exit payments and for the transactions contemplated hereby to the extent required.

5.	Due Diligence.

Each party will provide to the other, including their directors, officers, employees, agents, lenders, investors, funding sources, counsel, accountants, consultants or advisors (“Representatives”), complete access to all of their books, records, premises, personnel, customers and suppliers for purposes of further the transactions contemplated hereby, subject to a party’s obligations to a third party to maintain the confidentiality of that third party’s information. The Purchaser agrees that all information so provided will be treated by the parties, including their Representatives, as Confidential Information in accordance with the Confidential Disclosure Agreement dated December 1, 2015, between the Company and the Purchaser (the “CDA”).

6.	Closing and Termination.

The date of Closing shall be as agreed upon by the parties in the Definitive Agreement. This Letter and the obligations of the parties other than those in the CDA will terminate upon the earliest of (i) June 30, 2016, if the Purchaser has not consummated a Bankruptcy Exit with an unencumbered cash balance of $10,000,000 (inclusive of the Initial Payment), (ii) the date upon which the bankruptcy court orders the conversion of Purchaser’s present Chapter 11 bankruptcy proceedings into a Chapter 7 dissolution proceeding, (iii) any criminal indictment of any officer or director of the Purchaser if that indictment is reasonable expected to have a material adverse effect on the Transaction, or (iv) any material breach of any representation or warranty of the Purchaser, or (v) any material breach by the Purchaser of any obligations herein, which following written notice thereof, is not cured within 15 days thereafter.  The period commencing on the date that this Letter is signed by both parties and continuing until the earliest to occur of the events set forth in subsections (i) through (v), above, shall be referred to as the “Exclusivity Period”).

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

February 22, 2016

During the Exclusivity Period, the Company shall not, nor shall it affirmatively permit any of its affiliates, shareholders, directors, managers, officers or employees to, nor shall it authorize any of its or its affiliates, shareholders, representatives, advisors, bankers or agents to, directly or indirectly (together, the “Company Parties”), (i) solicit, initiate, or encourage the submission of any proposal or indication of interest relating to an Alternative Transaction, (ii) participate in any discussions or negotiations regarding, or furnish to any person or entity any non-public information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Alternative Transaction or (iii) authorize, consummate or engage in, or enter into any agreement or understanding with respect to, an Alternative Transaction.  Immediately upon the commencement of the Exclusivity Period, the Company will cease and cause to be terminated any and all discussions and negotiations with all persons and entities (other than the Purchaser and its affiliates) regarding any Alternative Transaction or any other transaction that could reasonably be expected to lead to an Alternative Transaction.  The Company will promptly inform the Purchaser of any offer, proposal or expression of interest for the Product (whether written or oral) or any portion thereof that it or any of its affiliates, representatives or advisors may receive during the Exclusivity Period.

For purposes hereof, “Alternative Transaction” means any (i) merger, consolidation, investment, share exchange or sale, or other similar transaction involving all or any portion of the equity securities of the Company or any of its subsidiaries that could, in the reasonable determination of the Purchaser, result in the interruption of the Development Services being provided by the Company, (ii) any sale, license or other disposition of all or any material portion of the assets related to the Product, or (iii) any other transaction involving the Company, any of its subsidiaries or shareholders or any of their respective representatives or affiliates that would intentionally prevent, impede or materially delay the Transactions.

Notwithstanding the Exclusivity Period, the Company Parties are free to solicit and sell securities at any time, so long as the Development Services continue on an uninterrupted basis, and the Company Parties are free to solicit and conduct any collaboration or partnering transactions for other assets not to be purchased by or licensed to the Purchaser in connection with the Transaction, in either case, on the condition that any transaction permitted pursuant to this paragraph that results in a change in control of the Company will provide that the acquiring party in the change in control transaction commit in writing to pursue the Transaction.

7.	Public Announcement.

All press releases and public announcements relating to the Transaction will be jointly prepared; provided, that either party may make a public announcement relating to the Transaction required by applicable law or an applicable listing rule or regulation.

8.	Expenses.

Each party will pay all of its own expenses, including legal fees, incurred in connection with the Transaction; provided that upon Bankruptcy Exit, the Purchaser shall reimburse the Company for all of its documented additional legal expenses and other expenses resulting from the Purchaser’s bankruptcy proceedings incurred between December 17, 2015 and the Bankruptcy Exit, not to exceed one hundred thousand dollars ($100,000).

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

February 22, 2016

9.	Representations and Warranties of the Purchaser; Covenants of the Purchaser.

The Purchaser hereby makes the representations and warranties on Exhibit A hereto to the Company. The Purchaser hereby covenants to the obligations on Exhibit A hereto.

10.	Binding Agreement.

The parties intend to negotiate and document the Transaction subsequent to the date of this Letter. The failure of the parties to reach a mutually acceptable Definitive Agreement prior to June 30, 2016 shall be subject to arbitration pursuant to the procedures below.

11.	Arbitration.

To the greatest extent permitted by applicable law, any dispute, claim or controversy arising out of or relating to this Letter or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Letter to arbitrate, shall be determined by binding arbitration in San Francisco, California.  Prior to initiating arbitration proceedings, a party notify the other party in writing of such dispute, claim or controversy and request a good faith negotiation between executives who have authority to settle the controversy.  In the event the parties fail to reach agreement to either resolve their dispute, claim or controversy or to continue their negotiations within [***] of the delivery of such written request, either party may initiate binding arbitration proceedings.  The arbitration shall be administered by JAMS pursuant to JAMS’ Streamlined Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction.  This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. For any dispute, claim or controversy arising prior to the execution of a Definitive Agreement, the arbitration shall be before [***] unless otherwise specified herein. The arbitrator must be [***]. If no individual satisfies the foregoing requirement, the arbitration shall be administered by [***], [***] of whom must be [***], another [***] of whom must be [***], and those [***] individuals shall appoint [***].

Each party will be responsible for its costs and attorneys’ fees incurred in connection with the arbitration; provided that the arbitrator(s) shall have the discretion to award an appropriate percentage of the costs and attorneys' fees reasonably incurred if such party demonstrates to the arbitrator(s) satisfaction that the other party acted in bad faith in the negotiation of the Definitive Agreement or any agreement related thereto or in bad faith in the arbitration.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

February 22, 2016

12.	Governing Law.

This Letter shall be governed by and construed in accordance with the laws of the State of Delaware, which shall be the proper law hereof notwithstanding any rule or principle of conflict of laws under which any other body of law would be made applicable. The parties acknowledge that this Letter evidences a transaction involving interstate commerce. Notwithstanding the provision in the preceding paragraph with respect to applicable substantive law, any arbitration conducted pursuant to the terms of this Letter shall be governed by the Federal Arbitration Act (9 U.S.C., Secs. 1-16).

[Signature Page to Follow]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

If the foregoing accurately reflects the basic terms and conditions upon which the Company would be willing to consummate the Transaction contemplated by this Letter, please sign one copy of this Letter and return it to the undersigned, in which case both parties are acknowledging their intent to comply with the terms and conditions hereof, some of which, as set forth above, are binding commitments.

Very truly yours,

KALOBIOS PHARMACEUTICALS, INC.

By:	/s/ Cameron Durrant
Dr. Cameron Durrant, MD, MBA
Chairman of the Board

Agreed to this 29 day of February, 2016

SAVANT NEGLECTED DISEASES, LLC

By:	/s/ Stephen L. Hurst
Stephen L. Hurst
Managing Member

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A

Representations and Warranties of the Purchaser

As of the date first set forth above, the Purchaser represents and warrants to the Company as follows:

a.          It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it was incorporated or formed;

b.          Subject only to the bankruptcy court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies, (i) it has the full power and authority and the legal right to enter into this Letter; (ii) it has taken all necessary governance action on its part required to authorize the execution and delivery of this Letter and the performance of its obligations hereunder; and (iii) the Letter has been duly executed and delivered on behalf of the Purchaser, and constitute legal, valid, and binding obligations of the Purchaser that are enforceable against it in accordance with their terms;

c.          The Purchaser has adequate cash on hand to fund all cash payments to the Company from the Purchaser required to be made under this Letter prior to the Bankruptcy Exit (but not including those payments required to be made under the Definitive Agreement).

d.          Other than bankruptcy court approval, the execution and delivery of the Letter, the performance of the Purchaser’s obligations hereunder (i) do not and will not conflict with or violate any requirement of applicable law; (ii) do not and will not conflict with or violate the certificate of incorporation, bylaws or other organizational documents of the Purchaser; and (iii) do not and will not conflict with, violate, breach or constitute a default under any contractual obligations of the Purchaser or any of its affiliate(s);

e.          There are no actions, suits, claims, investigations or other legal proceedings pending or, to the Purchaser’s knowledge, threatened against or by the Purchaser or any affiliate(s) of the Purchaser that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by the Letter other than the Purchaser’s present bankruptcy proceedings; and

f.          Except for Batuta Capital Advisors LLC, retained by the Purchaser and the fees of which will be paid by the Purchaser, no broker, investment banker, agent, finder or other intermediary acting on behalf of any member of the Purchaser or its affiliate(s) or under the authority of the Purchaser or any affiliate is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with the Transaction.1

1 KBIO broker to be included, but fees will be paid exclusively by KBIO.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

g.          None of the Purchaser, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Purchaser, any beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 20% or more of the Purchaser’s outstanding voting equity securities (with the sole exception of Martin Shkreli who is known by the parties to be under federal indictment on securities fraud charges and is not an employee, director, consultant, or agent of the Purchaser and has not have any influence upon the management or direction of the Purchaser in any form at any time), calculated on the basis of voting power, in any capacity at the date hereof (each, a “Purchaser Covered Person” and, collectively, “Purchaser Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act of 1933. The Purchaser has exercised reasonable care to determine (i) the identity of each person that is a Purchaser Covered Person; and (ii) whether any Purchaser Covered Person is subject to a Disqualification Event.

h.          No Purchaser Covered Person is, or has been, debarred under Section 306(a) or 306(b) of the Food, Drug & Cosmetic Act or by the analogous laws of any regulatory authority;

i.          No Purchaser Covered Person has, to the Purchaser’s Knowledge, been charged with, or convicted of, any felony or misdemeanor within the ambit of 42 U.S.C. §§ 1320a-7(a), 1320a-7(b)(l)-(3), or pursuant to the analogous Laws of any Regulatory Authority, or is proposed for exclusion, or the subject of exclusion or debarment proceedings by a Regulatory Authority, during the employee’s or consultant’s employment or contract term with the Company; and

j.          No Purchaser Covered Person is, or has been, excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any U.S. or non-U.S. health care programs (or has been convicted of a criminal offense that falls within the scope of 42 U.S.C. §1320a-7 but not yet excluded, debarred, suspended, or otherwise declared ineligible), or excluded, suspended or debarred by a regulatory authority from participation, or otherwise ineligible to participate, in any procurement or non-procurement programs.

Covenants of the Purchaser

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Until the Closing and full payment of all binding and ongoing option payments, the Purchaser covenants and agrees to take the following actions if the failure to take such action will have a material adverse effect on the Product:

a.          It will, with immediate effect, terminate the employment of any Purchaser Covered Person who is an employee of the Purchaser if such Purchaser Covered Person is subject to any Disqualification Event;

b.          It will, with immediate effect, terminate the employment of any Purchaser Covered Person who is an employee of the Purchaser if such Purchaser Covered Person is charged with any felony or misdemeanor within the ambit of 42 U.S.C. §§ 1320a-7(a), 1320a-7(b)(l)-(3), or pursuant to the analogous laws of any regulatory authority, or is proposed for exclusion, or the subject of exclusion or debarment proceedings by a regulatory authority, during the employee’s employment term with the Purchaser; and

c.          It will, with immediate effect, terminate the employment of any Purchaser Covered Person who becomes excluded, suspended or debarred from participation, or otherwise is ineligible to participate, in any U.S. or non-U.S. health care programs (or has been convicted of a criminal offense that falls within the scope of 42 U.S.C. §1320a-7 but not yet excluded, debarred, suspended, or otherwise declared ineligible), or excluded, suspended or debarred by a regulatory authority from participation, or otherwise ineligible to participate, in any procurement or non-procurement programs.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.